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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): May 14, 2003


                                STERICYCLE, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                     0-21229                 36-3640402
 (State or other juris-         (Commission file            (IRS employer
diction of incorporation)            number)           identification number)


                             28161 North Keith Drive
                           Lake Forest, Illinois 60045
                    (Address of principal executive offices)


                  Registrant's telephone number, including area
                                     code:
                                 (847) 367-5910




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Item 5. OTHER EVENTS

         On May 27, 2003, Stericycle, Inc. (the "Company") announced that it had repurchased a total of $6.6 million in principal amount of its 12-3/8% senior subordinated notes due 2009. The repurchases were made at prevailing market prices in privately negotiated transactions with two note holders on May 14 and May 19, 2003, respectively. In connection with these repurchases, Stericycle paid a premium of approximately $1.1 million in addition to the principal amount of the notes. This premium and the related non-cash writeoff of deferred financing chanrges of $0.2 million will be recorded as a one-time interest expense during the quarter ending June 30, 2003.

         A copy of the Company's press release is filed as an exhibit to this Report.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

         The following exhibit is filed with this Report:

     EXHIBIT       DESCRIPTION
     -------       -----------
      99.1         Press Release dated May 27, 2003



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  May 29, 2003.

                                 STERICYCLE, INC.

                                 By       /s/ FRANK J.M. TEN BRINK
                                      -----------------------------------------
                                          Frank J.M. ten Brink
                                          Executive Vice President and
                                          Chief Financial Officer




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